UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 14, 2019
ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 South Midkiff,
Midland, Texas 79701
(Address of principal executive offices)
(432) 688-0012
(Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) of Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed on June 19, 2019 (the “Original Form 8-K”), by ProPetro Holding Corp. (the “Company”), solely for the purpose of disclosing the determination of the Company’s Board of Directors (the “Board”) with respect to the frequency of stockholder advisory votes on executive compensation. This Amendment does not amend or modify the Original Form 8-K in any other respect.

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Company’s annual meeting of stockholders held on June 14, 2019 (the “2019 Annual Meeting”), stockholders were asked to vote on, among other proposals, a non-binding proposal on the frequency of future advisory votes on executive compensation. As previously reported in the Original Form 8-K, the stockholders recommended an advisory vote on executive compensation be held every year, consistent with the recommendation of the Board. In light of the voting results at the 2019 Annual Meeting, on August 14, 2020, the Board determined to continue to include a non-binding, advisory vote on executive compensation, or “say-on-pay” vote, in the Company’s proxy statement on an annual basis until it next holds another advisory vote on the frequency of say-on-pay votes as required under the rules of the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: August 18, 2020	By:	/s/ Darin G. Holderness
Darin G. Holderness Chief Financial Officer